Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
Mondee Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered		Form Type	File Number	Initial Effective Date
Equity	Shares of Class A Common Stock, par value $0.0001 per share (1)	232,500	$2,673,750		S-1	333-271532	May 10, 2023
Equity	Shares of Class A Common Stock, par value $0.0001 per share (2)	79,019,171	$779,990,951		S-1	333-271532	May 10, 2023
Equity	Warrants to Purchase Shares of Class A Common Stock, par value $0.0001 per share (2)	232,500	$—	(4)	S-1	333-271532	May 10, 2023
Equity	Shares of Class A Common Stock, par value $0.0001 per share (3)	1,275,000	$9,999,825		S-1	333-268198	December 10, 2022
Equity	Warrants to Purchase Shares of Class A Common Stock, par value $0.0001 per share (3)	1,275,000	$—	(4)	S-1	333-268198	December 10, 2022
(1)Consists of up to 232,500 shares of Common Stock that may be issued upon the exercise of 232,500 warrants (the “private placement warrants”) originally issued in a private placement in connection with the initial public offering of ITHAX Acquisition Corp. (“ITHAX”), by holders thereof, at an exercise price of $11.50 per share.
(2)No registration fee is payable in connection with the 79,251,671 shares of Common Stock (including Common Stock underlying warrants) and 232,500 warrants that were previously registered under the registration statement on Form S-1 (333-271532), initially filed by the registrant on May 1, 2023 and declared effective on May 10, 2023 (the “May 2023 Registration Statement, as amended and/or supplemented), because such shares and warrants are being transferred from the May 2023 Registration Statement pursuant to Rule 429 under the Securities Act. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute a post-effective amendment to the May 2023 Registration Statement, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act. See “Statement Pursuant to Rule 429” in this registration statement.

(3)No registration fee is payable in connection with the Consists of up to 1,275,000 shares of Common Stock issuable upon exercise of warrants and 1,275,000 warrants that were previously registered under the registration statement on Form S-1 (333-268198), initially filed by the registrant on November 7, 2022 and declared effective on December 9, 2022 (the “December 2022 Registration Statement, as amended and/or supplemented), because such shares and warrants are being transferred from the December 2022 Registration Statement pursuant to Rule 429 under the Securities Act. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute a post-effective amendment to the December 2022 Registration Statement, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act. See “Statement Pursuant to Rule 429” in this registration statement
(5)Pursuant to Rule 457(g) of the Securities Act, no separate fee is recorded for the warrants and the entire fee is allocated to the underlying common stock.